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Contact:
Investors:                                      Media:
Andrea F. Rabney                                Andrew Merrill
Vice President                                  or
or                                              David Pitts
Stefania A. Bethlen                             Abernathy MacGregor Group
Manager                                         (212) 371-5999
Corporate Communications
ImClone Systems Incorporated
(646) 638-5058

FOR IMMEDIATE RELEASE

         IMCLONE SYSTEMS REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

NEW YORK, NY - NOVEMBER 12, 2003 -- ImClone Systems Incorporated (Nasdaq: IMCL) announced today its financial results for the quarter ended September 30, 2003. Total revenues for the third quarter of 2003 were $23.6 million as compared with $15.0 million for the third quarter of 2002. Net loss was $16.5 million, or $0.22 per common share for the third quarter of 2003, compared with a net loss of $42.0 million, or $0.57 per common share for the same period in 2002.

Year-to-date revenues for the nine months ended September 30, 2003 were $61.0 million as compared with $45.2 million for the same period in 2002. Year-to-date net loss for the nine months ended September 30, 2003 was $86.2 million, or $1.16 per common share, compared with a year-to-date net loss of $118.6 million, or $1.62 per common share, for the same period in 2002.

The Company had $138.4 million in cash, cash equivalents and securities available for sale at September 30, 2003, compared with $247.7 million at December 31, 2002.


THIRD QUARTER 2003 OVERVIEW


Filing and Acceptance of BLA


In October 2003 ImClone Systems and Bristol-Myers Squibb announced that the U.S. Food and Drug Administration (FDA) notified ImClone Systems that it accepted for filing and review the Company's Biologics License Application (BLA) for the use of ERBITUX(TM) (cetuximab) in combination with irinotecan for the treatment of patients with EGFR-expressing irinotecan-refractory metastatic colorectal cancer. The Companies previously announced that ImClone Systems had filed the BLA on August 14, 2003. The Companies also announced that, as requested, the application will be reviewed for accelerated approval and has been granted priority review designation by the FDA. Based on the priority review designation, the FDA has six months from the submission date, or until February 13, 2004 to take action on the BLA filing.

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ImClone Systems Incorporated
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Appointment of Joseph L. Fischer to Board of Directors


In September 2003, the Company announced the appointment of Joseph L. Fischer to the Company's Board of Directors and Audit Committee. Mr. Fischer brings over 20 years of global managerial and operational experience in areas including consumer products and finance with specific expertise in commercialization of new products.


Achievement of Two Regulatory Milestones in ERBITUX Agreement with Merck KGaA


In July 2003, the Company announced that it achieved two equity-based milestones in its license agreement with Merck KGaA. The milestones were triggered by Merck KGaA's submission of applications for authorization to market ERBITUX(TM) for the treatment of metastatic colorectal cancer in the European Union and Switzerland. Merck KGaA's regulatory submissions were made with the European Agency for Evaluation of Medicinal Products (EMEA), the pharmaceutical regulatory body of the E.U., and with Swissmedic, the Swiss agency for therapeutic products.

ImClone Systems received a milestone payment of $3 million for each of the two submissions. Upon receipt of these payments, ImClone Systems issued 92,276 shares and 90,944 shares of the Company's common stock to Merck KGaA for the Swiss and European Union submissions respectively. Both issuances represent the sale of these shares at a ten percent premium to market value, as defined, at the time each milestone was achieved, as provided in the Companies' license agreement. In December 1998, Merck KGaA licensed from ImClone Systems the right to develop ERBITUX outside of the U.S. and Canada and the co-exclusive right to develop ERBITUX in Japan.


Advancements in Several Pipeline Programs


In July 2003, ImClone Systems presented preclinical data highlighting progress made in the development of several pipeline programs at the 94th Annual Meeting of the American Association for Cancer Research (AACR) held July 11 - 14th. The Company presented a number of abstracts at the conference, including presentations on monoclonal antibody therapeutics being developed as angiogenesis and growth factor inhibitors.

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, cancer vaccines and angiogenesis inhibitors. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems is headquartered in New York with manufacturing facilities in Branchburg, New Jersey.

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ImClone Systems Incorporated
Page three

The matters discussed in this news release may include forward-looking statements which involve potential risks and uncertainties. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre-clinical and clinical trials of the company's compounds that demonstrate such compounds' safety and effectiveness; manufacturing losses and risks associated therewith; obtaining additional financing to support the company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the outcome of outstanding legal proceedings and investigations including but not limited to our investigations pertaining to withholding tax issues; complying with covenants in the indenture for the company's Convertible Subordinated Notes and with the terms of other contractual obligations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. The company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


                              (See attached tables)
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                          IMCLONE SYSTEMS INCORPORATED

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)



                                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                                     -------------------------           -------------------------
                                                                        2003            2002                2003            2002
                                                                     ---------       ---------           ---------       ---------
Revenues                                                             $  23,583       $  15,034           $  61,029       $  45,150
Operating expenses:

  Research and development                                              28,780          43,504             117,212         119,449

  Marketing, general and administrative                                 13,750          12,341              30,852          36,943

  (Recovery) write-down of withholding tax asset                        (3,384)             --              (3,384)          3,384

  Industrial Development Revenue Bonds tax expense                          --              25                  65              75
  Expenses associated with BMS amended Commercial Agreement                 --              --                  --           2,250
                                                                     ---------       ---------           ---------       ---------
    Total operating expenses                                            39,146          55,870             144,745         162,101
                                                                     ---------       ---------           ---------       ---------

       Operating loss                                                  (15,563)        (40,836)            (83,716)       (116,951)
                                                                     ---------       ---------           ---------       ---------
Other:
  Interest income                                                         (897)         (2,259)             (3,580)         (7,427)
  Interest expense                                                       2,240           3,162               7,000          10,003
  Gain on securities available for sale                                   (509)           (264)             (1,314)         (1,500)
                                                                     ---------       ---------           ---------       ---------
    Net interest and other expense                                         834             639               2,106           1,076
                                                                     ---------       ---------           ---------       ---------

       Loss before income taxes                                        (16,397)        (41,475)            (85,822)       (118,027)

       Provision for income taxes                                          123             550                 337             550
                                                                     ---------       ---------           ---------       ---------

       Net loss                                                      $ (16,520)      $ (42,025)          $ (86,159)      $(118,577)
                                                                     =========       =========           =========       =========

       Net loss per common share - basic and diluted                 $   (0.22)      $   (0.57)          $   (1.16)      $   (1.62)
                                                                     =========       =========           =========       =========

Weighted average shares outstanding                                     74,505          73,385              74,009          73,350
                                                                     =========       =========           =========       =========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                       SEPTEMBER 30,  DECEMBER 31,
                                                           2003         2002
                                                       -------------  ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                             $   38,765   $   72,877
  Securities available for sale                             99,642      174,778
  Withholding tax assets                                       370       10,150
  Other current assets                                      23,884       27,380
                                                        ----------   ----------
    Total current assets                                   162,661      285,185

Property and equipment, net                                226,846      183,539
Other assets                                                13,802       15,782
                                                        ----------   ----------
    Total assets                                        $  403,309   $  484,506
                                                        ==========   ==========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities (excluding deferred revenue and
   withholding tax liability)                           $   44,144   $   68,768
Withholding tax liability                                   21,006       38,811
Deferred revenue                                           349,214      322,504
Long-term obligations                                      240,044      240,052
                                                           -------      -------
    Total liabilities                                      654,408      670,135

Stockholders' deficit                                     (251,099)    (185,629)
                                                        ----------   ----------
    Total liabilities and stockholders'
        equity (deficit)                                $  403,309   $  484,506
                                                        ==========   ==========